Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:

Jeffrey W. Farrar

Executive Vice President, COO & CFO

(434)773-2274

farrarj@amnb.com

AMERICAN NATIONAL BANKSHARES

REPORTS SECOND QUARTER EARNINGS OF $10.8 MILLION

($.99 PER SHARE)

Danville, VA, July 22, 2021 – American National Bankshares Inc. (NASDAQ: AMNB) (“American National” or the “Company”) today reported second quarter 2021 earnings of $10.8 million, or $.99 per diluted common share. Those results compare to net income of $5.5 million, or $.50 per diluted common share, during the same quarter in the prior year, and net income of $11.3 million, or $1.03 per diluted common share, recognized for the first quarter of 2021.

President and Chief Executive Officer Jeffrey V. Haley commented, “American National delivered strong earnings performance for the second quarter, in spite of the continuing challenges associated with the low interest rate environment. Credit quality remains excellent, and coupled with significant improvement in the reopening economy resulted in a $1.4 million negative provision for loan losses for the period. We had another strong quarter for our core noninterest revenue lines, with income from SBIC investments, mortgage and wealth management continuing to provide meaningful contributions. Deposit growth was again exceptional, and with significant PPP forgiveness during the period contributed to some additional excess liquidity on our balance sheet. Loan balances, excluding PPP, have begun to grow, although market pressures remain fierce. Key areas of focus are loan growth, talent management, process improvement initiatives and our digital product offerings.”

Second quarter 2021 highlights include:

●	Earnings produced a return on average tangible common equity (annualized) of 17.30% for the second quarter of 2021, compared to 18.45% in the previous quarter and 9.85% for the same quarter in the prior year (non-GAAP).

●	Average deposits grew 3.7% during the quarter and 15.1% over the same quarter of 2020; the cost of interest-bearing deposits decreased to 0.21% in the second quarter, compared to 0.30% in the previous quarter and 0.64% in the same quarter of the prior year.

●	Fully taxable equivalent (“FTE”) net interest margin was 3.00% for the quarter, down from 3.20% in the first quarter of 2021 and from 3.22% in the same quarter of the prior year (non-GAAP).

●	Noninterest revenues decreased $780 thousand, or 13.2%, when compared to the previous quarter, and increased $1.3 million, or 34.1%, compared to the same quarter in the prior year.

●	Noninterest expense increased $572 thousand, or 4.1%, when compared to the previous quarter, and increased $2.2 million, or 17.7%, when compared to the same quarter in the prior year.

●	The Company recorded a negative provision for loan losses in the second quarter of 2021 of $1.4 million and no provision in the first quarter, compared to a provision expense of $4.8 million in the second quarter in the prior year. Annualized net charge-offs (recoveries) as a percentage of average loans outstanding were (0.01%) for the second quarter of 2021, 0.00% for the first quarter of 2021 and 0.06% for the corresponding quarter in the prior year.

●	Nonperforming assets as a percentage of total assets were 0.07% at June 30, 2021, down from 0.10% at March 31, 2021 and 0.16% at June 30, 2020.

SMALL BUSINESS ADMINISTRATION’s PPP

The Company continued to participate in the U.S. Small Business Administration’s Paycheck Protection Program (“PPP”) under the Coronavirus Aid, Relief, and Economic Security (“CARES”) Act in the second quarter of 2021. The Company has processed a total of $364.2 million in PPP loans with $80.0 million forgiven in the second quarter of 2021 compared to $105.1 million in the first quarter. Total outstanding net PPP loans were $104.1 million at June 30, 2021, down from $183.8 million at March 31, 2021. Total PPP fees recognized in net interest income during the quarter were $1.8 million compared to the prior quarter’s $2.9 million as a result of the forgiveness. The interest income from the PPP portfolio outstanding generated $360,000 in revenues for the second quarter compared to $526,000 in the previous quarter.

NET INTEREST INCOME

Net interest income for the second quarter of 2021 was $21.8 million, a decrease of $652 thousand, or 2.9%, from the prior quarter and an increase of $1.5 million, or 7.5%, from the second quarter of 2020. The FTE net interest margin for the quarter was 3.00%, down from 3.20% in the prior quarter and down from 3.22% in the same period a year ago (non-GAAP). The second quarter of 2021 reflected $1.1 million less in net fees on PPP loans than the first quarter as $80.0 million of first round loans were forgiven in the second quarter compared to $105.1 million in the first quarter. The increase in net interest income from the same quarter in the prior year was primarily attributable to the PPP program and reduced deposit costs from a significantly lower rate environment.

The Company’s FTE net interest margin includes the impact of acquisition accounting fair value adjustments. During the second quarter of 2021, net accretion related to acquisition accounting amounted to $875 thousand compared to $948 thousand in the prior quarter and $801 thousand for the same period in 2020. Estimated remaining net accretion from acquisitions for the periods indicated is as follows (dollars in thousands):

For the remaining six months of 2021	$840
For the years ending (estimated):
2022	1,208
2023	702
2024	419
2025	306
2026	187
Thereafter	500

ASSET QUALITY

Nonperforming assets (“NPAs”) totaled $2.4 million as of June 30, 2021 down from $2.9 million at March 31, 2021, and down from $4.6 million at June 30, 2020. NPAs as a percentage of total assets were 0.07% at June 30, 2021, compared to 0.10% at March 31, 2021 and 0.16% at June 30, 2020.

The Company recorded a negative provision for the second quarter of 2021 of $1.4 million, as compared to no provision in the first quarter and a $4.8 million provision for the same period in the previous year. The second quarter negative provision as compared to the prior period and the same period of 2020 was driven by significant improvement in both national and local economic conditions, ongoing low charge-off and delinquency rates, and overall strong asset quality metrics. The allowance for loan losses was $20.1 million at June 30, 2021, $21.4 million at March 31, 2021 and $18.5 million at June 30, 2020. Annualized net charge-offs (recoveries) as a percentage of average loans outstanding was a negative (0.01%) for the second quarter of 2021, compared to 0.00% in the previous quarter and 0.06% for the same period in the prior year. The allowance as a percentage of loans held for investment was 1.05% at June 30, 2021 compared to 1.08% at March 31, 2021 and 0.88% at June 30, 2020. Excluding PPP loans, the allowance as a percentage of loans was 1.11% at June 30, 2021, 1.19% at March 31, 2021 and 1.00% at June 30, 2020.

NONINTEREST INCOME

Noninterest income decreased $780 thousand, or 13.2%, to $5.1 million for the quarter ended June 30, 2021 from $5.9 million in the prior quarter and increased $1.3 million, or 34.1%, from the same period in the prior year. The largest fluctuations for the second quarter over the previous quarter were the decrease in income from insurance investments which was down $647 thousand, or 82.1%, and increased losses on premises and equipment, net, up $383 thousand or over 100%. The Company recorded a loss during the second quarter of 2021 from the sale of a building acquired in the HomeTown Bankshares acquisition. These declines were partially offset by growth in wealth management revenues, service charges on deposits and income from SBIC investments.  Comparing the second quarter of 2021 to the second quarter of 2020, increases were noted in all categories except for securities gains, net, that recorded no activity in either period and had decreased income from insurance investments of $82 thousand, or 36.8%.

NONINTEREST EXPENSE

Noninterest expense for the second quarter of 2021 amounted to $14.6 million, up $572 thousand, or 4.1%, when compared to the $14.1 million for the previous quarter and up $2.2 million, or 17.7%, from $12.4 million during the same period in the previous year. Salary and benefit expense was up $660 thousand or 8.8% over the previous quarter, and up $2.0 million or 32.0% over the second quarter of 2020. These increases can largely be attributed to salary and benefit deferrals associated with loan originations under the PPP program. The second quarter of 2021 reflected $100 thousand in PPP related salaries and benefits deferrals, compared to $604 thousand in the first quarter and $1.6 million in the second quarter of 2020. Other operating expense components were in line with the previous quarter and represented normal growth levels over the same period in 2020.

INCOME TAXES

The effective tax rate for the three months ended June 30, 2021 was 21.0% and 20.9% for the three months ended March 31, 2021. This compares to 20.6% for the same period in the prior year.

BALANCE SHEET

Total assets at June 30, 2021 were $3.2 billion, an increase of $128.1 million or 4.2% growth from the previous quarter and increased $337.0 million or 11.8% from the second quarter of 2020. The asset mix of the balance sheet at June 30, 2021 remained primarily consistent with the first quarter with a decrease in loans as a result of the forgiveness of PPP loans, the proceeds from which were reinvested in the securities portfolio.  The growth over the same period a year ago is primarily due to deposit growth in core deposits during the period.

At June 30, 2021, loans held for investment (net of deferred fees and costs) were $1.9 billion, a decrease of $64.3 million, or 3.2%, from March 31, 2021. The decline was primarily a result of the changes discussed previously from the PPP. Excluding PPP loans, loans held for investment increased $15.4 million, or 0.86%, from the first quarter, and decreased $27.5 million or 1.5% compared to June 30, 2020.

Investment securities amounted to $555.4 million at June 30, 2021, with growth of $73.4 million, or 15.2%, compared to March 31, 2021, and growth of $233.0 million, or 72.2%, compared to June 30, 2020.

Deposits amounted to $2.8 billion at June 30, 2021 and $2.6 billion at March 31, 2021, an increase of $137.2 million, or 5.2%, over the previous quarter and growth of $338.0 million, or 13.9%, compared to the second quarter of 2020. The growth over the previous quarter and the prior period of 2020 is primarily a result of continued federal stimulus efforts, and continued higher than average cash balances being maintained by customers as elevated savings rates and liquidity patterns continue.

The Company continues to be well-capitalized as defined by regulators, with tangible common equity to tangible assets of 8.27% at June 30, 2021 compared to 8.42% at March 31, 2021 and compared to 8.49% at June 30, 2020. The Company’s common equity Tier 1, Tier 1, total, and Tier 1 leverage capital ratios were 12.79%, 14.19%, 15.21% and 9.42%, respectively at June 30, 2021.

ABOUT AMERICAN NATIONAL

American National is a multi-state bank holding company with total assets of approximately $3.2 billion. Headquartered in Danville, Virginia, American National is the parent company of American National Bank and Trust Company. American National Bank is a community bank serving Virginia and North Carolina with 26 banking offices. American National Bank also manages an additional $1.1 billion of trust, investment and brokerage assets in its Wealth Division. Additional information about American National and American National Bank is available on American National's website at www.amnb.com.

NON-GAAP FINANCIAL MEASURES

This release contains financial information determined by methods other than in accordance with generally accepted accounting principles in the United States (“GAAP”). American National’s management uses these non-GAAP financial measures in its analysis of American National’s performance. These measures typically adjust GAAP performance measures to exclude the effects of the amortization of intangibles and include the tax benefit associated with revenue items that are tax-exempt, as well as adjust income available to common shareholders for certain significant activities or transactions that are infrequent in nature. Management believes presentations of these non-GAAP financial measures provide useful supplemental information that is essential to a proper understanding of the operating results of American National’s core businesses. These non-GAAP disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. For a reconciliation of non-GAAP financial measures, see “Reconciliation of Non-GAAP Financial Measures” at the end of this release.

FORWARD-LOOKING STATEMENTS

Statements made in this release, other than those concerning historical financial information, may be considered forward-looking statements, which speak only as of the date of this release and are based on current expectations and involve a number of assumptions. American National intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and is including this statement for purposes of these safe harbor provisions. American National’s ability to predict results, or the actual effect of future plans or strategies, is inherently uncertain. Factors that could have a material effect on the operations and future prospects of American National include but are not limited to: (1) the impacts of the ongoing COVID-19 pandemic and the associated efforts to limit the spread of the virus; (2) expected revenue synergies and cost savings from acquisitions and depositions; (3) changes in interest rates, general economic conditions, legislation and regulation, and monetary and fiscal policies of the U.S. government, including policies of the U.S. Treasury, Office of the Comptroller of the Currency and the Board of Governors of the Federal Reserve System; (4) the quality and composition of the loan and securities portfolios, demand for loan products, deposit flows, competition, and demand for financial services in American National’s market areas; (5) the adequacy of the level of the allowance for loan losses, the amount of loan loss provisions required in future periods, and the failure of assumptions underlying the allowance for loan losses; (6) cybersecurity threats or attacks, the implementation of new technologies, and the ability to develop and maintain secure and reliable electronic systems; (7) accounting principles, policies, and guidelines; and (8) other risk factors detailed from time to time in filings made by American National with the Securities and Exchange Commission. American National undertakes no obligation to update or clarify these forward-looking statements, whether as a result of new information, future events or otherwise.

American National Bankshares Inc.
Consolidated Balance Sheets
(Dollars in thousands, except per share data)
Unaudited

	June 30,
ASSETS	2021	2020

Cash and due from banks	$38,237	$44,607
Interest-bearing deposits in other banks	502,300	206,998

Securities available for sale, at fair value	555,444	322,523
Restricted stock, at cost	8,035	8,694
Loans held for sale	13,807	2,845

Loans, net of deferred fees and costs	1,914,371	2,101,711
Less allowance for loan losses	(20,097)	(18,507)
Net Loans	1,894,274	2,083,204

Premises and equipment, net	37,478	39,571
Other real estate owned, net	213	984
Goodwill	85,048	85,048
Core deposit intangibles, net	5,339	6,884
Bank owned life insurance	28,791	28,122
Other assets	32,618	35,059

Total assets	$3,201,584	$2,864,539

Liabilities
Demand deposits -- noninterest-bearing	$959,574	$824,679
Demand deposits -- interest-bearing	482,586	406,322
Money market deposits	700,670	562,061
Savings deposits	241,746	200,518
Time deposits	385,174	438,196
Total deposits	2,769,750	2,431,776

Customer repurchase agreements	35,440	46,296
Long-term borrowings	28,181	35,588
Other liabilities	20,580	23,446
Total liabilities	2,853,951	2,537,106

Shareholders' equity
Preferred stock, $5 par, 2,000,000 shares authorized, none outstanding	—	—
Common stock, $1 par, 20,000,000 shares authorized, 10,875,756 shares outstanding at June 30, 2021 and 10,964,320 shares outstanding at June 30, 2020	10,811	10,911
Capital in excess of par value	150,947	154,222
Retained earnings	185,843	159,586
Accumulated other comprehensive income, net	32	2,714
Total shareholders' equity	347,633	327,433

Total liabilities and shareholders' equity	$3,201,584	$2,864,539

American National Bankshares Inc.
Consolidated Statements of Income
(Dollars in thousands, except per share data)
Unaudited

	For the Three Months Ended			For the Six Months Ended
	6/30/21	3/31/21	6/30/20	6/30/21	6/30/20
Interest and Dividend Income:
Interest and fees on loans	$21,087	$22,273	$21,379	$43,360	$42,700
Interest and dividends on securities:
Taxable	1,769	1,632	1,646	3,401	3,683
Tax-exempt	96	103	111	199	223
Dividends	117	119	128	236	260
Other interest income	98	77	33	175	297
Total interest and dividend income	23,167	24,204	23,297	47,371	47,163

Interest Expense:
Interest on deposits	922	1,287	2,478	2,209	5,790
Interest on short-term borrowings	5	11	66	16	195
Interest on long-term borrowings	469	483	493	952	999
Total interest expense	1,396	1,781	3,037	3,177	6,984

Net Interest Income	21,771	22,423	20,260	44,194	40,179
(Recovery of) Provision for loan losses	(1,352)	—	4,759	(1,352)	5,712

Net Interest Income After (Recovery of) Provision for Loan Losses	23,123	22,423	15,501	45,546	34,467

Noninterest Income:
Trust fees	1,240	1,206	953	2,446	1,965
Service charges on deposit accounts	630	622	541	1,252	1,262
Other fees and commissions	1,358	1,139	951	2,497	1,892
Mortgage banking income	1,142	1,318	893	2,460	1,442
Securities gains, net	—	—	—	—	814
Brokerage fees	250	218	172	468	383
Income (loss) from Small Business Investment Companies	591	428	(119)	1,019	(64)
Income from insurance investments	141	788	223	929	271
Losses on premises and equipment, net	(432)	(49)	—	(481)	(82)
Other	222	252	221	474	447
Total noninterest income	5,142	5,922	3,835	11,064	8,330

Noninterest Expense:
Salaries and employee benefits	8,178	7,518	6,191	15,696	13,551
Occupancy and equipment	1,502	1,533	1,327	3,035	2,693
FDIC assessment	226	224	176	450	271
Bank franchise tax	443	438	425	881	851
Core deposit intangible amortization	371	381	417	752	844
Data processing	698	778	785	1,476	1,548
Software	338	329	403	667	759
Other real estate owned, net	10	117	15	127	6
Other	2,871	2,747	2,693	5,618	5,243
Total noninterest expense	14,637	14,065	12,432	28,702	25,766

Income Before Income Taxes	13,628	14,280	6,904	27,908	17,031
Income Taxes	2,862	2,991	1,422	5,853	3,007
Net Income	$10,766	$11,289	$5,482	$22,055	$14,024

Net Income Per Common Share:
Basic	$0.99	$1.03	$0.50	$2.02	$1.28
Diluted	$0.99	$1.03	$0.50	$2.01	$1.28
Weighted Average Common Shares Outstanding:
Basic	10,919,333	10,971,466	10,959,545	10,945,256	10,992,365
Diluted	10,923,156	10,976,177	10,963,248	10,949,523	10,997,279

American National Bankshares Inc.
Financial Highlights
Unaudited

(Dollars in thousands, except per share data)
	2nd Qtr	1st Qtr	2nd Qtr	At or for the Six Months Ended June 30,
	2021	2021	2020	2021	2020
EARNINGS
Interest income	$23,167	$24,204	$23,297	$47,371	$47,163
Interest expense	1,396	1,781	3,037	3,177	6,984
Net interest income	21,771	22,423	20,260	44,194	40,179
(Recovery of) Provision for loan losses	(1,352)	—	4,759	(1,352)	5,712
Noninterest income	5,142	5,922	3,835	11,064	8,330
Noninterest expense	14,637	14,065	12,432	28,702	25,766
Income taxes	2,862	2,991	1,422	5,853	3,007
Net income	10,766	11,289	5,482	22,055	14,024

PER COMMON SHARE
Net income per share - basic	$0.99	$1.03	$0.50	$2.02	$1.28
Net income per share - diluted	0.99	1.03	0.50	2.01	1.28
Cash dividends paid	0.27	0.27	0.27	0.54	0.54
Book value per share	31.96	31.19	29.86	31.96	29.86
Book value per share - tangible (a)	23.65	22.91	21.48	23.65	21.48
Closing market price	31.09	33.07	25.04	31.09	25.04

FINANCIAL RATIOS
Return on average assets	1.38%	1.49%	0.80%	1.44%	1.07%
Return on average common equity	12.44	13.19	6.68	12.81	8.61
Return on average tangible common equity (a)	17.30	18.45	9.85	17.87	12.56
Average common equity to average assets	11.10	11.31	11.91	11.20	12.42
Tangible common equity to tangible assets (a)	8.27	8.42	8.49	8.27	8.49
Net interest margin, taxable equivalent	3.00	3.20	3.22	3.10	3.36
Efficiency ratio (a)	52.06	47.70	49.74	49.84	52.08
Effective tax rate	21.00	20.95	20.60	20.97	17.66

PERIOD-END BALANCES
Securities	$563,479	$490,167	$331,217	$563,479	$331,217
Loans held for sale	13,807	17,929	2,845	13,807	2,845
Loans, net	1,914,371	1,978,640	2,101,711	1,914,371	2,101,711
Goodwill and other intangibles	90,387	90,758	91,932	90,387	91,932
Assets	3,201,584	3,073,432	2,864,539	3,201,584	2,864,539
Assets - tangible (a)	3,111,197	2,982,674	2,772,607	3,111,197	2,772,607
Deposits	2,769,750	2,632,534	2,431,776	2,769,750	2,431,776
Customer repurchase agreements	35,440	39,205	46,296	35,440	46,296
Long-term borrowings	28,181	35,656	35,588	28,181	35,588
Shareholders' equity	347,633	341,793	327,433	347,633	327,433
Shareholders' equity - tangible (a)	257,246	251,035	235,501	257,246	235,501

American National Bankshares Inc.
Financial Highlights
Unaudited

(Dollars in thousands, except per share data)
	2nd Qtr	1st Qtr	2nd Qtr	At or for the Six Months Ended June 30,
	2021	2021	2020	2021	2020
AVERAGE BALANCES
Securities (b)	$512,981	$458,760	$315,659	$486,020	$342,695
Loans held for sale	15,883	11,237	4,554	13,573	3,855
Loans, net	1,947,797	2,009,166	2,048,277	1,978,312	1,938,700
Interest-earning assets	2,909,216	2,814,291	2,525,998	2,862,016	2,400,459
Goodwill and other intangibles	90,577	90,976	92,161	90,775	91,950
Assets	3,118,687	3,026,952	2,755,470	3,073,073	2,623,531
Assets - tangible (a)	3,028,110	2,935,976	2,663,309	2,982,298	2,531,581
Interest-bearing deposits	1,761,203	1,740,418	1,564,430	1,750,867	1,529,997
Deposits	2,677,101	2,582,539	2,325,331	2,630,081	2,197,629
Customer repurchase agreements	37,591	43,746	43,716	40,651	42,617
Other short-term borrowings	—	—	—	—	2
Long-term borrowings	35,584	35,640	35,575	35,612	35,565
Shareholders' equity	346,210	342,231	328,051	344,232	325,812
Shareholders' equity - tangible (a)	255,633	251,255	235,890	253,457	233,862

CAPITAL
Weighted average shares outstanding - basic	10,919,333	10,971,466	10,959,545	10,945,256	10,992,365
Weighted average shares outstanding - diluted	10,923,156	10,976,177	10,963,248	10,949,523	10,997,279

COMMON STOCK REPURCHASE PROGRAM
Total shares of common stock repurchased	93,212	54,023	—	147,235	140,526
Average price paid per share of common stock	$34.73	$29.51	$—	$32.81	$35.44

ALLOWANCE FOR LOAN LOSSES
Beginning balance	$21,416	$21,403	$14,065	$21,403	$13,152
(Recovery of) Provision for loan losses	(1,352)	—	4,759	(1,352)	5,712
Charge-offs	(29)	(22)	(444)	(51)	(549)
Recoveries	62	35	127	97	192
Ending balance	$20,097	$21,416	$18,507	$20,097	$18,507

LOANS
Construction and land development	$133,592	$159,801	$141,392	$133,592	$141,392
Commercial real estate - owner occupied	384,095	364,549	388,947	384,095	388,947
Commercial real estate - non-owner occupied	650,862	628,742	589,821	650,862	589,821
Residential real estate	264,680	266,595	291,242	264,680	291,242
Home equity	100,835	100,643	114,397	100,835	114,397
Commercial and industrial	372,759	447,109	566,859	372,759	566,859
Consumer	7,548	11,201	9,053	7,548	9,053
Total	$1,914,371	$1,978,640	$2,101,711	$1,914,371	$2,101,711

American National Bankshares Inc.
Financial Highlights
Unaudited

(Dollars in thousands, except per share data)
	2nd Qtr	1st Qtr	2nd Qtr	At or for the Six Months Ended June 30,
	2021	2021	2020	2021	2020
NONPERFORMING ASSETS AT PERIOD-END
Nonperforming loans:
90 days past due and accruing	125	162	375	125	375
Nonaccrual	2,057	2,323	2,855	2,057	2,855
Other real estate owned and repossessions	213	443	1,346	213	1,346
Nonperforming assets	$2,395	$2,928	$4,576	$2,395	$4,576

ASSET QUALITY RATIOS
Allowance for loan losses to total loans	1.05%	1.08%	0.88%	1.05%	0.88%
Allowance for loan losses to nonperforming loans	921.04	861.81	572.97	921.04	572.97
Nonperforming assets to total assets	0.07	0.10	0.16	0.07	0.16
Nonperforming loans to total loans	0.11	0.13	0.15	0.11	0.15
Annualized net charge-offs (recoveries) to average loans	(0.01)	0.00	0.06	0.00	0.04

OTHER DATA
Fiduciary assets at period-end (c) (d)	$697,528	$666,653	$536,014	$697,528	$536,014
Retail brokerage assets at period-end (c) (d)	$392,881	$382,419	$301,096	$392,881	$301,096
Number full-time equivalent employees (e)	340	340	345	340	345
Number of full service offices	26	26	26	26	26
Number of loan production offices	1	1	1	1	1
Number of ATM's	36	36	38	36	38

Notes:

(a) -	This financial measure is not calculated in accordance with GAAP. For a reconciliation of non-GAAP financial measures, see "Reconciliation of Non-GAAP Financial Measures" at the end of this release.
(b) -	Average does not include unrealized gains and losses.
(c) -	Market value.
(d) -	Assets are not owned by American National and are not reflected in the consolidated balance sheet.
(e) -	Average for quarter.

Net Interest Income Analysis
For the Three Months Ended June 30, 2021 and 2020
(Dollars in thousands)
Unaudited

			Interest
	Average Balance		Income/Expense (a)		Yield/Rate

	2021	2020	2021	2020	2021	2020
Loans:
Commercial	$391,871	$513,765	$4,458	$4,377	4.56%	3.42%
Real estate	1,564,747	1,529,723	16,551	16,901	4.23	4.42
Consumer	7,062	9,343	112	149	6.36	6.40
Total loans (b)	1,963,680	2,052,831	21,121	21,427	4.30	4.18

Securities:
U.S. Treasury	41,840	2,250	114	9	1.09	1.60
Federal agencies & GSEs	102,730	47,197	298	284	1.16	2.41
Mortgage-backed & CMOs	281,820	203,268	961	1,059	1.36	2.08
State and municipal	62,204	42,742	323	288	2.08	2.70
Other	24,387	20,202	311	272	5.10	5.39
Total securities	512,981	315,659	2,007	1,912	1.56	2.42

Deposits in other banks	432,555	157,508	98	33	0.09	0.08

Total interest-earning assets	2,909,216	2,525,998	23,226	23,372	3.20	3.70

Non-earning assets	209,471	229,472

Total assets	$3,118,687	$2,755,470

Deposits:
Demand	$468,684	$371,451	37	115	0.03	0.12
Money market	701,957	554,318	215	591	0.12	0.43
Savings	239,887	192,354	6	24	0.01	0.05
Time	350,675	446,307	664	1,748	0.76	1.57
Total deposits	1,761,203	1,564,430	922	2,478	0.21	0.64

Customer repurchase agreements	37,591	43,716	5	66	0.05	0.61
Other short-term borrowings	—	—	—	—	—	0.00
Long-term borrowings	35,584	35,575	469	493	5.27	5.54
Total interest-bearing liabilities	1,834,378	1,643,721	1,396	3,037	0.30	0.74

Noninterest bearing demand deposits	915,898	760,901
Other liabilities	22,201	22,797
Shareholders' equity	346,210	328,051
Total liabilities and shareholders' equity	$3,118,687	$2,755,470

Interest rate spread					2.90%	2.96%
Net interest margin					3.00%	3.22%

Net interest income (taxable equivalent basis)			21,830	20,335
Less: Taxable equivalent adjustment (c)			59	75
Net interest income			$21,771	$20,260

Notes:

(a) -	Interest income includes net accretion/amortization of acquired loan fair value adjustments and the net accretion/amortization of deferred loan fees and costs.
(b) -	Nonaccrual loans are included in the average balances.
(c) -	A tax rate of 21% was used in adjusting interest on tax-exempt assets to a fully taxable equivalent basis.

Net Interest Income Analysis
For the Six Months Ended June 30, 2021 and 2020
(Dollars in thousands)
Unaudited

			Interest
	Average Balance		Income/Expense (a)		Yield/Rate

	2021	2020	2021	2020	2021	2020
Loans:
Commercial	$428,073	$423,343	$10,249	$7,919	4.83%	3.77%
Real estate	1,556,465	1,509,520	32,941	34,564	4.23	4.58
Consumer	7,347	9,692	238	307	6.53	6.39
Total loans	1,991,885	1,942,555	43,428	42,790	4.37	4.41

Securities:
U.S. Treasury	28,645	5,650	126	44	0.88	1.56
Federal agencies & GSEs	104,026	75,254	602	861	1.16	2.29
Mortgage-backed & CMOs	269,977	200,521	1,934	2,202	1.43	2.20
State and municipal	60,359	41,784	637	576	2.11	2.76
Other	23,013	19,486	588	537	5.11	5.51
Total securities	486,020	342,695	3,887	4,220	1.60	2.46

Deposits in other banks	384,111	115,209	175	297	0.09	0.52

Total interest-earning assets	2,862,016	2,400,459	47,490	47,307	3.32	3.95

Non-earning assets	211,057	223,072

Total assets	$3,073,073	$2,623,531

Deposits:
Demand	$459,867	$351,404	77	238	0.03	0.14
Money market	693,002	534,828	491	1,779	0.14	0.67
Savings	233,680	185,625	13	77	0.01	0.08
Time	364,318	458,140	1,628	3,696	0.90	1.63
Total deposits	1,750,867	1,529,997	2,209	5,790	0.25	0.76

Customer repurchase agreements	40,651	42,617	16	195	0.08	0.92
Other short-term borrowings	—	2	—	—	0.00	0.50
Long-term borrowings	35,612	35,565	952	999	5.75	5.62
Total interest-bearing liabilities	1,827,130	1,608,181	3,177	6,984	0.35	0.87

Noninterest bearing demand deposits	879,214	667,632
Other liabilities	22,497	21,906
Shareholders' equity	344,232	325,812
Total liabilities and shareholders' equity	$3,073,073	$2,623,531

Interest rate spread					2.97%	3.08%
Net interest margin					3.10%	3.36%

Net interest income (taxable equivalent basis)			44,313	40,323
Less: Taxable equivalent adjustment			119	144
Net interest income			$44,194	$40,179

Notes:

(a) -	Interest income includes net accretion/amortization of acquired loan fair value adjustments and the net accretion/amortization of deferred loan fees and costs.
(b) -	Nonaccrual loans are included in the average balances.
(c) -	A tax rate of 21% was used in adjusting interest on tax-exempt assets to a fully taxable equivalent basis.

American National Bankshares Inc.
Reconciliation of Non-GAAP Financial Measures
Unaudited

(Dollars in thousands, except per share data)

	2nd Qtr	1st Qtr	2nd Qtr	At or for the Six Months Ended June 30,
	2021	2021	2020	2021	2020
EFFICIENCY RATIO
Noninterest expense	$14,637	$14,065	$12,432	$28,702	$25,766
Add/subtract: gain/loss on sale of OREO	—	(111)	8	(111)	35
Subtract: core deposit intangible amortization	(371)	(381)	(417)	(752)	(844)
	$14,266	$13,573	$12,023	$27,839	$24,957

Net interest income	$21,771	$22,423	$20,260	$44,194	$40,179
Tax equivalent adjustment	59	60	75	119	144
Noninterest income	5,142	5,922	3,835	11,064	8,330
Subtract: gain on securities	—	—	—	—	(814)
Add: loss on fixed assets	432	49	—	481	82
	$27,404	$28,454	$24,170	$55,858	$47,921

Efficiency ratio	52.06%	47.70%	49.74%	49.84%	52.08%

TAX EQUIVALENT NET INTEREST INCOME
Non-GAAP measures:
Interest income - loans	$21,121	$22,307	$21,427	$43,428	$42,790
Interest income - investments and other	2,105	1,957	1,945	4,062	4,517
Interest expense - deposits	(922)	(1,287)	(2,478)	(2,209)	(5,790)
Interest expense - customer repurchase agreements	(5)	(11)	(66)	(16)	(195)
Interest expense - long-term borrowings	(469)	(483)	(493)	(952)	(999)
Total net interest income	$21,830	$22,483	$20,335	$44,313	$40,323
Less non-GAAP measures:
Tax benefit on nontaxable interest - loans	(34)	(34)	(48)	(68)	(90)
Tax benefit on nontaxable interest - securities	(25)	(26)	(27)	(51)	(54)
GAAP measures	$21,771	$22,423	$20,260	$44,194	$40,179

RETURN ON AVERAGE TANGIBLE EQUITY
Return on average equity (GAAP basis)	12.44%	13.19%	6.68%	12.81%	8.61%
Impact of excluding average goodwill and other intangibles	4.86	5.26	3.17	5.06	3.95
Return on average tangible equity (non-GAAP)	17.30%	18.45%	9.85%	17.87%	12.56%

TANGIBLE EQUITY TO TANGIBLE ASSETS
Equity to assets ratio (GAAP basis)	10.86%	11.12%	11.43%	10.86%	11.43%
Impact of excluding goodwill and other intangibles	(2.59)	(2.70)	(2.94)	(2.59)	(2.94)
Tangible equity to tangible assets ratio (non-GAAP)	8.27%	8.42%	8.49%	8.27%	8.49%

TANGIBLE BOOK VALUE
Book value per share (GAAP basis)	$31.96	$31.19	$29.86	$31.96	$29.86
Impact of excluding goodwill and other intangibles	(8.31)	(8.28)	(8.38)	(8.31)	(8.38)
Tangible book value per share (non-GAAP)	$23.65	$22.91	$21.48	$23.65	$21.48

ADJUSTED LOAN LOSS ALLOWANCE
Allowance for loan losses	$20,097	$21,416	$18,507	$20,097	$18,507
Credit discount on purchased loans	6,055	6,528	9,868	6,055	9,868
Adjusted loan loss allowance	$26,152	$27,944	$28,375	$26,152	$28,375

Total loans, net	$1,914,371	$1,978,640	$2,101,711	$1,914,371	$2,101,711
Subtract: PPP loans, net	(104,143)	(183,783)	(264,022)	(104,143)	(264,022)
Total loans less PPP loans, net	$1,810,228	$1,794,857	$1,837,689	$1,810,228	$1,837,689

Adjusted loan loss allowance to total loans less PPP loans, net	1.44%	1.56%	1.54%	1.44%	1.54%